Exhibit 99.2 1Q24 EARNINGS REPORT PennyMac Mortgage Investment Trust April 2024

FORWARD LOOKING STATEMENTS This presentation contains forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or condition al verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward looking statements include, but are not limited to, statements regarding future changes in interest rates, housing, and prepayment rates; future loan originations and production; future loan delinquencies, defaults and forbearances; future investment and hedge expenses; future investment strategies, future earnings and return on equity as well as other business and financial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; the degree and nature of the Company’s competition; changes in real estate values, housing prices and housing sales; the availability of, and level of competition for, attractive risk adjusted investment opportunities in mortgage loans and mortgage related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; our ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions; the availability, terms and deployment of short term and long term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’ s investments; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adversechanges in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’ s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage backed securities or relating to the Company’s mortgage servicing rights and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market regulatory or other changes that impact government agencies or government sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. This presentation contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as market driven value changes that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP. 2

PENNYMAC
MORTGAGE INVESTMENT TRUST

FIRST QUARTER HIGHLIGHTS

Strong contributions from credit sensitive strategies and correspondent production were partially offset by fair value declines in the interest rate sensitive strategies

1Q24 Results

Net income attributable to common shareholders[1]	Diluted EPS[2]
$37mm	**$0.39**

Return on common equity	Book value per share
10%	**$16.11**

Dividend per common share
$0.40

CREDIT SENSITIVE STRATEGIES

Pretax income	Pretax income excluding market-driven value changes[3]	Fair value of organically-created CRT[2] investments	Opportunistic sales of GSE[2] CRT
$61mm	**$16mm**	**$1.2bn**	**$111mm**

INTEREST RATE SENSITIVE STRATEGIES

Pretax income	Pretax income excluding market-driven value changes[3]	New investments in MSR[2]	Fair value of MSR investments
$(27)mm	**$14mm**	**$61mm**	**$4.0bn**

CORRESPONDENT PRODUCTION

Pretax income	PMT conventional correspondent production volume (UPB)[2][4]	Correspondent seller relationships
$12mm	**$1.8bn**	**805**

Note: All figures are for 1Q24 or as of 3/31/24
(1) Net income attributable to common shareholders includes a tax benefit of $15 million
(2) EPS = earnings per share; CRT = credit risk transfer; MSR = mortgage servicing rights; GSE = government-sponsored enterprise; UPB = unpaid principal balance
(3) Excludes $44 million of market-driven value gains in the credit sensitive strategies and $41 million of market-driven value losses in the interest rate sensitive strategies – see slide 11
(4) Excludes $8 billion in UPB of conventional loan production which was for PFSI's account

3

ORIGINATION MARKET EXPECTATIONS REFLECT GROWTH (1) U.S. Mortgage Origination Market Mortgage Rates Remain High ($ in trillions) 8.0% 7.0% $2.3 $2.2 6.0% $1.8 $0.7 $0.6 $1.5 $0.4 5.0% $0.2 4.0% $1.6 $1.6 $1.4 $1.2 3.0% 2.0% 2022 2023 2024E 2025E Purchase Refinance (2) Average 30-year fixed rate mortgage • Current third-party estimates for industry originations in 2024 average $1.8 trillion; however, these estimates have potential to decline if interest rates remain elevated for longer than forecasted (3) ‒ Unit origination volume is projected to increase in 2024, but remains well below normalized levels • Mortgage REITs with diversified investment portfolios, efficient cost structures and strong risk management practices such as PMT are best-positioned to manage through volatility presented by the current market environment Note: Figures may not sum due to rounding (1) Actual originations: Inside Mortgage Finance. Forecast originations: Average of Mortgage Bankers Association (4/18/24) and Fannie Mae (4/11/24) forecasts. 4 (2) Freddie Mac Primary Mortgage Market Survey 7.10% as of 4/18/24 (3) Zelman & Associates 3/28/2024

STRONG EXPECTED PERFORMANCE FROM SEASONED INVESTMENT PORTFOLIO More than two-thirds of PMT’s shareholders’ equity is deployed into seasoned investments in MSRs and PMT’s unique GSE credit risk transfer investments with strong underlying fundamentals Mortgage Servicing Rights PMT GSE Credit Risk Transfer (54% of shareholders’ equity) (15% of shareholders’ equity) • Seasoned loans originated from 2015 – • Stable cash flows over extended expected life 2020 at low WACs (1) ‒ WAC of 3.7%; substantially all out of the money • Realized lifetime losses expected to be • Decreased sensitivity of fair values at higher market interest rates limited • Elevated placement fee income from higher short-term rates Strong long-term expected risk-adjusted returns supported by: • Underlying, high-quality conventional loan borrowers (1) • Low delinquencies and LTV ratios, driven by mortgages with low rates and substantial accumulation of home equity • Higher interest rates imply slow runoff and extended asset life • PFSI’s industry-leading servicing capabilities 5 (1) WAC = Weighted average coupon; LTV = Loan-to-value

CAPITAL DEPLOYMENT UPDATE • Actively managing equity allocation through conventional Credit Sensitive Strategies correspondent loan sales to PFSI • Opportunistically sold $111 million in floating rate GSE CRT • Equity allocated to the interest rate sensitive strategies bonds as credit spreads have tightened meaningfully in recent periods, realizing significant gains on these investments, which and credit sensitive strategies decreased during the we believe no longer meet our long-term return requirements quarter driven primarily by sales of investments with projected returns below our targets Interest Rate Sensitive Strategies • PMT expects to maintain the sale of a large percentage of Equity Allocation as of 3/31/24 conventional correspondent loans to PFSI in 2Q24 as it actively 100% = $2.0 billion manages its equity allocation with consideration given to other attractive opportunities • Purchased two bulk MSR portfolios totaling $2.3 billion in UPB for $29 million; PMT will continue evaluating opportunities to purchase bulk MSRs that align with its investment strategy Credit Sensitive Strategies 22% • Sold $833 million in lower coupon agency MBS generating Interest Rate Sensitive Strategies income below our required levels 63% Corporate 11% Share Repurchases Correspondent Production 4% • Remains a potential attractive use of capital when PMT’s share price is well below book value per share 6

PENNYMAC MORTGAGE INVESTMENT TRUST

RUN-RATE RETURN POTENTIAL FROM PMT'S INVESTMENT STRATEGIES

	Annualized Return on Equity (ROE)	WA Equity Allocated (%)[1]
Credit sensitive strategies:		
PMT GSE credit risk transfer	14.3%	15%
Other GSE Credit Risk Transfer (CAS & STACR)	14.8%	5%
Non-Agency Subordinate MBS	12.0%	1%
Other credit sensitive strategies	1.0%	0%
Net credit sensitive strategies	**14.1%**	**22%**
Interest rate sensitive strategies:		
MSRs (incl. recapture)	11.7%	52%
Agency MBS (incl. IO and PO securitizations)	26.7%	8%
Non-Agency Senior MBS	12.1%	1%
Interest rate hedges[2]	-2.5%	0%
Net interest rate sensitive strategies	**11.2%**	**61%**
Correspondent production	**33.3%**	**5%**
Cash, short term investments, and other	3.0%	12%
Management fees & corporate expenses[3]	-3.0%	0%
Net Corporate[3]	**-2.6%**	**12%**
Provision for income tax expense	-0.3%	
Net income	**8.8%**	**100%**
Dividends on preferred stock	**7.7%**	**28%**
Net income attributable to common shareholders	**9.2%**	**72%**
Average Diluted EPS Per Quarter	**$ 0.35**	

- Represents the average annualized return and quarterly earnings potential expected from its strategies over the next four quarters
- Reflects performance expectations in the current mortgage market
  - Return potential of PMT's organically-created investments in GSE CRT decreased slightly from the prior quarter due to tighter credit spreads
  - Return potential for the interest rate sensitive strategies increased as higher interest rates are driving higher yields on assets
  - Expected returns on interest rate sensitive assets have potential to improve if the yield curve continues to de-invert, which would drive an increase in the overall run rate

Note: This slide presents estimates for illustrative purposes only, using PMT's base case assumptions (e.g., for credit performance, prepayment speeds, financing economics, and loss treatment for CRT transactions), and does not contemplate market-driven value changes other than realization of cash flows and hedge costs, or significant changes or shocks to current market conditions; actual results may differ materially

(1) Equity allocated represents management's internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management's assessment of target leverage ratios and required capital or liquidity to support the investment
(2) ROE calculated as a percentage of segment equity
(3) ROE calculated as a percentage of total equity

7

CORRESPONDENT PRODUCTION HIGHLIGHTS

- Correspondent acquisitions in 1Q24 totaled $18.1 billion in UPB, down 23% Q/Q and 10% Y/Y
  - – 55% conventional loans; 45% government loans
  - – Government acquisitions of $8.2 billion in UPB, down 26% Q/Q and 14% Y/Y
  - – Conventional acquisitions of $10.0 billion in UPB, down 21% Q/Q and 7% Y/Y
    - $8.2 billion in UPB was for PFSI's account
- Correspondent lock volume was $19.6 billion in UPB, down 18% Q/Q and 10% Y/Y
  - – $8.6 billion in UPB of conventional locks were for PFSI's account
- To actively manage its allocation of capital with consideration given to expected opportunities in the market, in 2Q24 PMT expects to continue selling a large percentage of conventional correspondent loans to PFSI
- Pennymac remains the largest correspondent aggregator in the U.S.
- April acquisitions are estimated to be $7.5 billion in UPB; locks are estimated to be $8.1 billion in UPB

Note: May not sum due to rounding
(1) For all government loans and conventional loans sourced for PFSI, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee to PFSI
(2) Conventional conforming interest rate lock commitments for PMT's own account
(3) Based on funded loans subject to fulfillment fees

Correspondent Production Volume and Mix
(UPB in billions)



$21.7
$20.2
$13.5
$6.6
$23.9
$23.6
$21.1
$2.5
$19.6
$18.1
$16.4
$1.8
1Q23
4Q23
1Q24
PMT acquisitions
PFSI acquisitions(1)
Total locks

Key Financial Metrics	4Q23	1Q24
Segment pretax income as a percentage of interest rate lock commitments(2)	0.41%	0.47%
Fulfillment fee as a percentage of acquisitions funded(3)	0.20%	0.23%

Selected Operational Metrics	4Q23	1Q24
Correspondent seller relationships	812	805
Purchase money loans, as a % of total acquisitions	93%	91%

8

TRENDS IN MSR INVESTMENTS MSR Investments ($ in millions) st • MSR assets were $4.0 billion as of March 31 , 2024 st up from $3.9 billion as of December 31 , 2023 $231,615 $230,494 $240,000 $4,800‒ Fair value gains, additions from bulk purchases, $4,400 and newly originated MSR investments partially $210,000 $4,109 $3,975 $3,978 $3,952 $3,919 $4,000 offset by runoff from prepayments $180,000 $3,600 ‒ UPB underlying PMT’s MSR investments remained $3,200 $150,000 essentially unchanged $2,800 $120,000 $2,400 $2,000 $90,000 $1,600 $60,000 $1,200 $800 $30,000 $400 $0 $0 3/31/23 6/30/23 9/30/23 12/31/23 3/31/24 (1) Fair Value UPB (right axis) 9 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

PENNYMAC MORTGAGE INVESTMENT TRUST

TRENDS IN PMT'S UNIQUE INVESTMENTS IN GSE CREDIT RISK TRANSFER

- Fair value of PMT's organically-created CRT investments was up slightly from December 31, 2023 as fair value gains more than offset runoff from prepayments
- The 60+ day delinquency rate decreased from December 31, 2023
- Cumulative lifetime losses increased slightly; we ultimately expect realized losses over the life of these investments to be limited, given the substantial build-up of equity for underlying borrowers due to home price appreciation in recent years

Organically-Created GSE CRT Investments[1]
($ in millions)



$1,148
$1,163
$1,145
$1,146
$1,160

Selected metrics for quarter ended[2]:	3/31/23	6/30/23	9/30/23	12/31/23	3/31/24
Underlying UPB of loans ($ in billions)	$24.8	$24.2	$23.6	$23.2	$22.7
WA FICO at origination	753	753	753	753	753
WA LTV at origination	82.4%	82.4%	82.4%	82.4%	82.4%
WA Current LTV	53.8%	51.6%	50.5%	50.1%	50.1%
60+ Days Delinquent as a % of outstanding UPB	1.18%	1.12%	1.18%	1.23%	1.11%
Net realized principal losses ($ in millions)	$1.3	$0.5	$0.5	$1.3	$0.2
Cumulative lifetime principal losses ($ in millions)	$44.1	$44.6	$45.1	$46.4	$46.6
Interest reduction ($ in millions)	$3.3	$3.3	$3.3	$3.3	$3.2
Cumulative interest reduction ($ in millions)	$16.5	$19.9	$23.2	$26.5	$29.7

[1] The fair value of PMT's organically created GSE CRT investments is reflected on PMT's balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable
[2] Weighted average FICO and LTV metrics at origination for the population of loans remaining as of the date presented; current LTVs were refreshed using the latest home price information available as of the reporting period

10

PENNYMAC MORTGAGE INVESTMENT TRUST

FIRST QUARTER RESULTS AND RETURN CONTRIBUTIONS BY STRATEGY

($ in millions, except EPS)	Total Income Contribution[1]	Market-Driven Value Changes[2]	Income Excluding Market-Driven Value Changes[1][2]	WA Equity Allocated[3]	Annualized Return on Equity (ROE)[1]
Credit sensitive strategies:					
PMT GSE credit risk transfer	$ 47.8	$ 36.3	$ 11.5	$ 291	66%
Other GSE Credit Risk Transfer (CAS & STACR)	8.9	4.4	4.5	118	30%
PMT Non-Agency Subordinate MBS	4.1	3.7	0.3	22	74%
Other credit sensitive strategies[4]	0.1	-	0.1	8	3%
Net credit sensitive strategies	**$ 60.8**	**$ 44.5**	**$ 16.4**	**$ 439**	**55%**
Interest rate sensitive strategies:					
MSRs (incl. recapture)	$ 85.7	$ 71.6	$ 14.1		
Agency MBS (incl. IO and PO securitizations)	(43.0)	(43.0)	(0.1)		
Non-Agency Senior MBS	(0.2)	(0.7)	0.5		
Interest rate hedges	(69.7)	(69.7)			
Net interest rate sensitive strategies	**$ (27.2)**	**$ (41.8)**	**$ 14.6**	**$ 1,248**	**-9%**
Correspondent production	**$ 11.7**	**$ -**	**$ 11.7**	**$ 77**	**60%**
Cash, short term investments, and other	$ 1.8		$ 1.8	$ 210	4%
Management fees & corporate expenses[5]	(14.7)	n/a	(14.7)		-3%
Corporate[5]	**$ (12.9)**	**n/a**	**$ (12.9)**	**$ 210**	**-3%**
Benefit / (Provision) for income tax expense	$ 15.2	$ 17.1	$ (1.8)		
Net income	**$ 47.6**	**$ 19.7**	**$ 27.9**	**$ 1,974**	**10%**
Dividends on preferred stock	**$ 10.5**			**$ 541**	**8%**
Net income attributable to common shareholders	**$ 37.2**			**$ 1,433**	**10%**
Diluted EPS	**$ 0.39**				

Note: Figures may not sum due to rounding

[1] Income contribution and the annualized return on equity calculated net of any direct expenses associated with investments (e.g., loan fulfillment fees and loan servicing fees), but before tax expenses; some of the income associated with the investment strategies may be subject to taxation

[2] Categorization of income as market-driven value changes based on management assessment; income excluding market-driven value changes does not represent REIT taxable income and is a non-GAAP figure

[3] Equity allocated represents management's internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management's assessment of target leverage ratios and required capital or liquidity to support the investment

[4] Primarily consists of legacy distressed loan portfolio; net new investments also reflect sales in performing and non-performing loans as a part of PMT's strategy to exit the investments; includes $4.7 million in carrying value of real estate acquired in settlement of loans at 3/31/24

[5] ROE calculated as a percentage of total equity

11

HEDGING APPROACH CENTRAL TO PMT’S INTEREST RATE SENSITIVE INVESTMENTS MSR Valuation Changes and Offsets • PMT seeks to manage interest rate risk exposure on a ($ in millions) “global” basis, recognizing interest rate sensitivities across its investment strategies MSR fair value change before realization of cash flows Change in fair value of MBS, interest rate hedges, and related tax impacts • In 1Q24, MSR fair value increased ‒ Higher interest rates drove expectations for lower prepayments and higher contributions from earnings on custodial balances in the future $115 • The decrease in fair value of MBS, interest rate hedges, and $72 related tax impacts more than offset MSR fair value gains $33 ($46) ($94) ($145) 1Q23 4Q23 1Q24 12

PMT'S FLEXIBLE AND SOPHISTICATED FINANCING STRUCTURES

PENNYMAC MORTGAGE INVESTMENT TRUST

Unsecured Senior Notes and Exchangeable Senior Notes

- Low, fixed interest rates
- First maturity in November 2024
- Provides flexibility and complements asset-backed structures



$609mm
$54mm | 2028
$345mm | 2026
$210mm | 2024

Unsecured Senior Notes and Exchangeable Senior Notes

MSR Financing

- Maturity profile of MSR term notes and loans aligns more closely with the expected life of the MSR asset than short term borrowings
- Secured revolving bank financing lines provide flexibility to finance fluctuating MSR and advance balances



$1,025mm
$370mm | 2028
$305mm | 2027
$350mm | 2026
$3,175mm
Financing capacity across multiple banks
$1.5bn drawn

MSR Term Notes and Loans & Servicing Advance Financing

Secured Revolving Bank Financing Lines for MSRs & Servicing Advances

CRT Financing

- The vast majority of PMT's CRT financing is in the form of term notes which do not contain mark-to-market (margin call) provisions
- Issued $306 million of new, 3-year CRT term notes, effectively refinancing recently matured term notes
- In April, issued $247 million of new, 3-year CRT term notes, which refinanced $213 million of notes that were due to mature in 2025



$821mm
$303mm | 2027
$157mm | 2025
$213mm | 2025
$49mm | 2025
$46mm | 2024
$52mm
Term Notes
Securities repurchase agreements

CRT Financing

Note: All figures are as of March 31, 2024

13

APPENDIX

PMT IS FOCUSED ON UNIQUE INVESTMENT STRATEGIES IN THREE SEGMENTS • Leading acquirer and producer of conventional conforming mortgage loans • Significant growth in market share over PMT’s more than 14-year history driven by PFSI’s Correspondent operational excellence and high service levels Production • Provides unique ability to produce investment assets organically • MSR investments created through the securitization of conventional correspondent loan production Interest Rate Sensitive • Hedged with Agency MBS and interest rate derivatives Strategies • Strong track record and discipline in hedging interest rate risk • Investments in credit risk on PMT’s high-quality loan production with ability to influence performance through active servicing supplemented by opportunistic investments in CRT bonds Credit issued by the GSEs Sensitive Strategies • Approximately $22.7 billion in UPB of loans underlying PMT’s front-end GSE CRT investments at March 31, 2024 15

HISTORICAL EARNINGS, DIVIDENDS AND BOOK VALUE PER SHARE (1) Diluted EPS Common Dividend Book value per share $17.87 $16.11 $0.51 $0.50 $0.47 $0.47 $0.47 $0.44 $0.40 $0.40 $0.40 $0.40 $0.40 $0.40 $0.39 $0.16 $0.01 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 ($0.07) ($0.32) ($0.88) (2) ROE : -7% -20% -0% -2% 14% 5% 14% 12% 10% • Repurchased 29.1 million common shares from 3Q15 through 1Q24 (1) 16 At period end (2) Return on average common equity is calculated based on annualized quarterly net income attributable to common shareholders as a percentage of monthly average common equity during the period

CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS

PENNYMAC MORTGAGE INVESTMENT TRUST

Average 30-year fixed rate mortgage(1)



6.61%
6.79%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
3/31/20
6/30/20
9/30/20
12/31/20
3/31/21
6/30/21
9/30/21
12/31/21
3/31/22
6/30/22
9/30/22
12/31/22
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24

10-year Treasury Bond Yield(2)



3.88%
4.20%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
3/31/20
6/30/20
9/30/20
12/31/20
3/31/21
6/30/21
9/30/21
12/31/21
3/31/22
6/30/22
9/30/22
12/31/22
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24

Macroeconomic Metrics(3)

	3/31/23	6/30/23	9/30/23	12/31/23	3/31/24
10-year Treasury bond yield	3.5%	3.8%	4.6%	3.9%	4.2%
2/10 year Treasury yield spread	-0.6%	-1.1%	-0.5%	-0.4%	-0.4%
30-year fixed rate mortgage	6.3%	6.7%	7.3%	6.6%	6.8%
Secondary mortgage rate	5.0%	5.6%	6.4%	5.3%	5.6%
U.S. home price appreciation (Y/Y % change)	0.8%	0.0%	4.0%	5.6%	6.0%
Residential mortgage originations (in billions)	$310	$420	$405	$315	$310

Footnotes

(1) Freddie Mac Primary Mortgage Market Survey. 7.10% as of 4/18/24

(2) U.S. Department of the Treasury. 4.63% as of 4/18/24

(3) 10-year Treasury bond yield and 2/10 year Treasury yield spread: Bloomberg
Average 30-year fixed rate mortgage: Freddie Mac Primary Mortgage Market Survey
Average secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), Bloomberg
U.S. home price appreciation: S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index (SPCSUSA); data is as of 1/31/24
Historical residential mortgage originations are for the quarterly period ended; source: Inside Mortgage Finance
First Quarter 2024 residential mortgage originations are an estimate

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QUARTERLY INVESTMENT ACTIVITY BY STRATEGY Net new Long-term mortgage Assets carrying value Fair value Assets carrying value (5) asset at 12/31/2023 investments changes at 3/31/2024 ($ in millions) PMT GSE credit risk $ 1,146 $ (22) $ 36 $ 1,160 (1) transfer Other GSE Credit Risk $ 301 $ (111) $ 4 $ 195 Transfer (CAS & STACR) Credit Sensitive Non-Agency Subordinate Strategies $ 85 $ - $ 4 $ 89 (2) MBS Other Credit Sensitive $ 8 $ - $ - $ 8 (3) Strategies MSR $ 3,919 $ (39) $ 72 $ 3,952 Interest Rate Non-Agency Senior $ 127 $ (3) $ (1) $ 1 23 (4) MBS Sensitive Strategies (4) Agency MBS $ 4,418 $ (734) $ (42) $ 3,641 Total $ 10,005 $ (910) $ 7 3 $ 9,168 (1) The fair value of PMT’s organically-created GSE CRT investments is reflected on PMT’s balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable (2) As discussed in Note 6 – Variable Interest Entities to our Annual Report on Form 10-K for the year ended December 31, 2023, we consolidate the assets and liabilities in the trust that issued the subordinate bonds; accordingly, this investment is shown as Loans at fair value and Asset-backed financing of variable interest entities on our consolidated balance sheet (3) Primarily consists of legacy distressed loan portfolio; net new investments also reflect sales in performing and non-performing loans as a part of PMT’s strategy to exit the investments; includes $4.7 million in carrying value of real estate acquired in settlement of loans at 3/31/24 (4) MBS = Mortgage-backed securities; net new investments in Agency MBS represents rebalancing of the MBS portfolio (considered along with to be announced hedges in managing PMT’s interest rate risk) and runoff 18 (5) Net new investments represents new investments net of sales, liquidations, and runoff

MSR ASSET VALUATION March 31, 2024 Mortgage Unaudited ($ in millions) Servicing Rights (1) $230,494 Pool UPB Weighted average coupon 3.7% Weighted average servicing fee 0.28% Weighted average prepayment speed assumption (CPR) 6.8% Fair value $3,952 As a multiple of servicing fee 6.05 19 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING (1) Historical Trends in Delinquency and Foreclosure Rates 7.0% 5.0% 3.3% 2.6% 1.9% 1.5% 1.4% 1.3% 1.3% 1.3% 1.2% 1.2% 1.1% 1.1% 1.1% 1.0% 1.1% 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 6/30/22 9/30/22 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 3/31/24 30-60 Day 60-90 Day 90+ Day In Foreclosure • Overall mortgage delinquency rates decreased slightly from the prior quarter • Servicing advances outstanding for PMT’s MSR portfolio decreased to approximately $110 million at March 31, 2024 from $191 million at December 31, 2023 ‒ No principal and interest advances are outstanding Note: Figures may not sum due to rounding 20 (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 3/31/24, the UPB of mortgage servicing rights owned by PMT and loans held for sale totaled $231 billion

PMT’S OWNED MSR PORTFOLIO CHARACTERISITICS As of March 31, 2024 Loan Remaining FICO credit 60+ UPB Current % of Note Seasoning Loan size Original Segment count maturity score at Delinquency (2) (3) Total UPB rate (months) ($ in thousands) LTV ($ in billions) LTV (in thousands) (months) origination (by UPB) GSE FNMA $116.0 50.3% 442 3.7% 42 306 $262 757 75% 54% 0.8% FHLMC $110.9 48.1% 393 3.6% 33 312 $282 761 74% 58% 0.4% (1) Other $3.6 1.6% 14 4.6% 35 321 $253 758 72% 56% 0.6% Grand Total $230.5 100.0% 850 3.7% 38 309 $271 759 75% 56% 0.6% (1) Other represents MSRs collateralized by conventional loans sold to private investors (2) Excludes loans held for sale at fair value 21 (3) Excludes any additional second lien on property

INTEREST RATE SENSITIVE STRATEGIES DESIGNED TO MITIGATE INTEREST RATE VOLATILITY Estimated Sensitivity to Changes in Interest Rates at Gain in value with Gain in value with March 31, 2024 increasing rates decreasing rates % change in PMT’s shareholders’ equity 15% 10% Agency MBS MSRs 5% 0% -75 -50 -25 0 25 50 75 -5% Interest Rate Hedges -10% -15% (1) (2) (3) Long Assets MSRs/ESS/CRT and Hedges Net Exposure • PMT’s interest rate risk exposure is managed on a “global” basis – Multiple mortgage-related investment strategies with complementary interest rate sensitivities – Utilization of financial hedge instruments – Contributes to stability of book value (1) Includes loans acquired for sale and interest rate lock commitments (net of associated hedges), Agency and Non-Agency MBS assets (2) Includes MSRs and hedges which includes or may include put and call options on MBS, Eurodollar futures, treasury futures, and exchange-traded swaps 22 (3) Net exposure represents the net position of the “Long” assets and the MSRs and hedges

PERFORMANCE OF PMT’S ORGANICALLY-CREATED INVESTMENTS IN GSE CREDIT RISK TRANSFER INVESTMENTS IN 1Q24 Income (Loss) ($ in millions) Comments Contribution Market-driven value changes: Valuation-related changes included $ 36.3 • Reflects impact of credit spread tightening in Net gain (loss) on investment Income excluding market-driven value changes: Realized gains and carry included in 15.5 • Spread income earned on CRT investments Net gain (loss) on investment Losses recognized during period (0.2) Interest income 15.7 • Interest income on cash deposits securing CRT investments Interest expense (19.5) • Financing expense related to CRT investments Subtotal 11.5 Total income contribution: $ 47.8 23

BALANCE SHEET TREATMENT OF PMT’S ORGANICALLY-CREATED CREDIT RISK TRANSFER INVESTMENTS At March 31, 2024 ($ in thousands) Current outstanding UPB of loans delivered to the CRT SPVs and UPB of loans subject to guarantee obligation.................................... $ 22,725,768 sold to Fannie Mae or delivered subject to agreements to purchase REMIC CRT securities Carrying value of CRT arrangements: Current cash collateralizing guarantee included in “Deposits Deposits securing CRT arrangements......................................................... $ 1,187,100 securing credit risk transfer arrangements” Represents the fair value of expected future cash inflows related to Derivative and credit risk transfer strip liabilities....................................... $ 5,547 assumption of credit risk net of expected future losses Fair value of non-recourse liability issued by CRT trusts; represents Interest-only stripped security payable at fair value.................................. $ (32,227) value of interest-only payment after the maturity of PMT’s investments Fair value of CRT investments ………………........................................ $ 1,160,420 24

PMT’S ORGANICALLY-CREATED INVESTMENTS IN CREDIT RISK TRANSFER ($ in billions) PMTT1 (May 2015 - July 2015) PMTT2 (August 2015 - February 2016) PMTT3 (February 2016 - August 2016) At inception 3/31/24 At inception 3/31/24 At inception 3/31/24 UPB $ 1 .2 $ 0 .1 UPB $ 4 .2 $ 0 .5 UPB $ 6 .5 $ 1 .0 Loan Count 4,113 7 24 Loan Count 15,146 2,676 Loan Count 21,467 4,589 % Purchase 67.6% 67.7% % Purchase 71.4% 72.0% % Purchase 68.6% 70.9% (1) (1) (1) WA FICO WA FICO WA FICO 7 42 7 44 7 42 7 43 7 49 7 50 (1) (1) (1) WA LTV WA LTV WA LTV 81.3% 80.6% 81.8% 80.9% 81.4% 80.8% 60+ Days Delinquent Loan Count 3 60+ Days Delinquent Loan Count 13 60+ Days Delinquent Loan Count 29 60+ Days Delinquent % o/s UPB 0.608% 60+ Days Delinquent % o/s UPB 0.507% 60+ Days Delinquent % o/s UPB 0.752% 180+ Days Delinquent Loan Count 1 180+ Days Delinquent Loan Count 1 180+ Days Delinquent Loan Count - Actual Losses ($k) $ 2 ,109 Actual Losses ($k) $ 5 ,991 Actual Losses ($k) $ 8 ,942 L Street Securities 2017-PM1 (August 2016 - May 2018) L Street Securities 2019-PMT1 (June 2018 - March 2019) L Street Securities 2020-PMT1 (April 2019 - September 2020) At inception 3/31/24 At inception 3/31/24 At inception 3/31/24 (4) UPB $ 22.8 $ 3 .7 UPB $ 23.6 $ 2 .7 UPB $ 58.3 $ 14.7 (4) Loan Count 82,086 17,689 Loan Count 84,521 12,638 Loan Count 1 93,310 60,599 % Purchase 73.6% 73.2% % Purchase 81.7% 79.9% % Purchase 61.6% 61.2% (1) (1) (1) WA FICO 7 46 7 46 WA FICO 7 46 7 36 WA FICO 7 58 7 58 (1) (1) (1) WA LTV 82.5% 81.9% WA LTV 83.8% 84.1% WA LTV 82.5% 82.4% 60+ Days Delinquent Loan Count 1 30 60+ Days Delinquent Loan Count 2 78 60+ Days Delinquent Loan Count 4 75 60+ Days Delinquent % o/s UPB 0.849% 60+ Days Delinquent % o/s UPB 2.889% 60+ Days Delinquent % o/s UPB 0.899% 180+ Days Delinquent Loan Count 14 180+ Days Delinquent Loan Count 86 180+ Days Delinquent Loan Count 1 68 (2) (2) Principal Losses ($k) Principal Losses ($k) Actual Losses ($k) $ 2 8,143 $ 605 $ 7 74 (3) (3) Interest Reduction ($k) $ 1 5,059 Interest Reduction ($k) $ 1 4,644 Total At inception 3/31/24 UPB $ 116.5 $ 22.7 Loan Count 4 00,643 98,915 % Purchase 69.1% 66.1% (1) WA FICO 7 52 7 53 (1) WA LTV 82.7% 82.4% 60+ Days Delinquent Loan Count 9 28 60+ Days Delinquent % o/s UPB 1.114% 180+ Days Delinquent Loan Count 2 70 (2) Principal Losses ($k) $ 4 6,564 (3) Interest Reduction ($k) $ 2 9,703 (1) FICO and LTV metrics at origination (2) Losses due to liquidation of reference pool collateral 25 (3) Interest reduction due to modification of reference pool collateral (4) UPB includes modified loans that have incurred losses as of 3/31/24

CORRESPONDENT PRODUCTION ACQUISITIONS AND LOCKS BY PRODUCT Unaudited ($ in millions) 1Q23 2Q23 3Q23 4Q23 1Q24 Correspondent Acquisitions Conventional Conforming - for PMT $ 6,629 $ 3,029 $ 2,759 $ 2 ,477 $ 1,769 (1) Conventional Conforming - for PFSI 4,063 7 ,018 9, 933 10 ,129 8 ,190 (1) Government - for PFSI 9,461 11,139 8,848 11, 011 8,167 Jumbo - for PMT - - 1 3 3 Total $ 2 0,153 $ 21,186 $ 21,541 $ 23 ,620 $ 18,128 Correspondent Locks Conventional Conforming - for PMT $ 7 ,588 $ 3,322 $ 3,493 $ 2,737 $ 2 ,472 (1) Conventional Conforming - for PFSI 3,781 7 ,523 10,333 9,977 8 ,614 (1) Government - for PFSI 1 0,341 10,735 1 0,063 11,197 8 ,467 Jumbo - for PMT - - 2 5 10 Total $ 21,709 $ 21,581 $ 23,891 $ 23,916 $ 19,563 Note: Figures may not sum due to rounding (1) PMT sells government-insured and guaranteed loans, and certain conventional loans that it purchases from correspondent sellers to PennyMac Loan Services, LLC, and earns a sourcing fee and interest income for its holding period; PMT does not 26 pay a fulfillment fee for government-insured or guaranteed loans or conventional loans subsequently sold to PFSI

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